EXHIBIT 2.1



                               SYNERGY BRANDS INC.

                         Unanimous Consent of Directors

                                September 7, 2005

     The undersigned, being all of the directors of Synergy Brands Inc., hereby consent to, authorize, approve, ratify and adopt the following resolutions as though done at a formal meeting:

     RESOLVED, that this corporation is and be authorized to amend its certificate of incorporation to increase its authorized stock to 15,000,000 shares consisting of 14,000,000 shares of common stock and 1,000,000 shares of preferred stock further which preferred stock be divided into 100,000 shares of Class A Preferred and 900,000 Class B Preferred of which latter preferred 500,000 shares shall continue to be designated Series A Class B Preferred and 250,000 Series B Class B Preferred, the designations, preferences, terms and condition of all such stock (excepting the number of shares thereof authorized for issuance) not being changed from its present status at the date of this consent, and such corrections and amendment may be filed in the form attached to and made a part of this consent, copies of which have been reviewed and approved by each of the undersigned, such actions to take effect on the filing of an information statement with the SEC and such other measures as shall be appropriate and necessary to comply with applicable regulation.

IMPLEMENTATION.

     Resolved, that the proper officers of this corporation be and hereby are authorized and directed to do or cause to be done any and all such acts and things and to execute and deliver any and all such further documents and papers as they may deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions including but not limited to obtaining, and conditioned on obtaining, at least majority consent of the holders of record as of the date hereof of votes represented by all of the issued and outstanding stock of this corporation and authorized to vote such securities and as otherwise required under the applicable laws of the State of Delaware.

                                                     /s/ Mair Faibish
                                                     ---------------------------
                                                     Mair Faibish

                                                     /s/ Randall J. Perry
                                                     ---------------------------
                                                     Randall J. Perry

                                                     /s/ William Rancic
                                                     ---------------------------
                                                     William Rancic

                                                     /s/ Frank A. Bellis Jr.
                                                     ---------------------------
                                                     Frank A. Bellis Jr.

                                                     /s/ Lloyd Miler
                                                     ---------------------------
                                                     Lloyd Miller

                                                     /s/ Joel Sebastian
                                                     ---------------------------
                                                     Joel Sebastian